UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

Orchard Supply Hardware Stores Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11679	95-4214109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6450 Via Del Oro San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 281-3500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 10, 2012, Orchard Supply Hardware Stores Corporation, a Delaware corporation (the “Company”), issued a press release announcing its financial results for the second quarter ended July 28, 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)        On September 5, 2012, David B. Kaplan, a Board member elected by the holders of the Company’s Class B Common Stock and Class C Common Stock, voting as a separate class, resigned as a director of the Company effective immediately prior to the Nominating and Corporate Governance Committee meeting on September 5, 2012.

(d)        On September 5, 2012, Matthew D. Cwiertnia, the remaining Board member elected by the holders of the Company’s Class B Common Stock and Class C Common Stock, voting as a separate class, appointed Ravi Yang Sarin as a member of the Board to fill the vacancy created upon Mr. Kaplan’s resignation, effective upon the approval of the Company’s Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee approved of Mr. Sarin’s appointment on September 5, 2012.

Item 7.01	Regulation FD Disclosure.

The Company is posting a presentation about the Company on its website. A copy of this Company presentation is furnished as Exhibit 99.2. The information contained in this Company presentation shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated September 10, 2012 regarding the financial results for the second quarter ended July 28, 2012.
99.2	Company presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD SUPPLY HARDWARE STORES CORPORATION

Date: September 10, 2012	By:	/s/ Michael W. Fox
Michael W. Fox
Senior Vice President, General Counsel and Secretary